UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2008

FPB BANCORP, INC.
(Exact name of registrant as specified in its charter)

Florida	000-33351	65-1147861
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1301 SE Port St. Lucie Boulevard, FL                                                                                                                                          34952
(Address of principal executive offices)                                                                                                                                    (Zip Code)

Registrant’s telephone number, including area code: (772) 398-1388

N/A
 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.                                Other Events.

On May 22, 2008, FPB Bancorp, Inc.’s subsidiary, First Peoples Bank, opened its newest branch office, at 2031 SW Gatlin Blvd., Port St. Lucie, Florida.  This is the sixth branch for the bank and the third location in St. Lucie County, Florida. FPB Bancorp, Inc. also issued a press release concerning the new branch, a copy of which is furnished as Exhibit 99.1

On May 21, 2008, FPB Bancorp, Inc.’s Board of Directors, due to apparent weakness in the economy and the general market for financial institution stocks, voted to not pay a cash dividend, issue a stock dividend or declare a stock split in 2008.

FPB Bancorp, Inc. common stock trades on the NASDAQ Capital Market under the symbol “FPBI.”

Item 9.01.                                Financial Statements and Exhibits

(d)	Exhibits.

Exhibit No.	Description
99.1	Press Release issued on May 23, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FPB BANCORP, INC.
(Registrant)
Date: May 23, 2008

/s/ David W. Skiles
David W. Skiles
Chief Executive Officer & President